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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Evolution Petroleum Corporation's Registration Statement on Form S-3 of our reports dated September 13, 2013, relating to our audit of the consolidated financial statements, and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Evolution Petroleum Corporation for the year ended June 30, 2013.

        We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

Houston, Texas
February 10, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM